EXHIBIT 32.1

                           SECTION 1350 CERTIFICATION


In connection with the Annual Report on Form 10-K of Pegasus Aircraft Partners II, L.P. (the "Partnership") for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, I, Richard S. Wiley, President and Chairman of the Board of Pegasus Aircraft Management Corporation, General Partner of the Partnership, hereby certify that:

         1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2.   The information  contained in the Report fairly  presents,  in all
              material   respects,   the  financial   condition  and  result  of
              operations of the Partnership.



Date:    March 29, 2004             By: /s/ RICHARD S. WILEY
         --------------                 --------------------
                                        Richard S. Wiley
                                        President and Chairman of the Board of
                                        Pegasus Aircraft Management Corporation